                    LOAN DOCUMENT MODIFICATION AGREEMENT           EXHIBIT 10.61
                      (No. 1; dated as of June 30, 1999)


     LOAN DOCUMENT MODIFICATION AGREEMENT, dated as of June 30, 1999, by and between LIFELINE SYSTEMS, INC., a Massachusetts corporation with its principal place of business and chief executive office at 111 Lawrence Street, Framingham, Massachusetts 01702 (the "Borrower") and STATE STREET BANK AND TRUST COMPANY, a
                          --------
Massachusetts trust company with its head office at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").
                          ----

     1. Reference to Existing Loan Documents.
        ------------------------------------

     Reference is hereby made to that Revolving Credit Agreement, dated as of April 22, 1998, between the Borrower and the Bank (with the attached schedules and exhibits, the "Credit Agreement") and the Loan Documents referred
                             ----------------
to therein, including without limitation that certain Revolving Credit Note of the Borrower, dated April 22, 1998 in the principal amount of $5,000,000 (the "Revolving Credit Note") and that certain Convertible Revolving Loan Note of the
 ---------------------
Borrower, dated April 22, 1998 in the principal amount of $5,000,000 (the "Convertible Note" and together with the Revolving Credit Note, the "Notes").
 ----------------                                                    -----
Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Credit Agreement.

     2. Effective Date.
        --------------

     This Agreement shall become effective as of June 30, 1999 (the "Effective
                                                                     ---------
Date"), provided that the Bank shall have received the following on or before
----
September 30, 1999:

        a.  two copies of this Agreement, duly executed by the Borrower; and

        b. an amended and restated promissory note in the principal amount of $10,000,000 in the form enclosed herewith (the "Amended Note"), duly executed by
                                                ------------
the Borrower.

     By the signature of its authorized officer below, the Borrower is hereby representing that, except as modified in Schedule A attached hereto, the
                                         ----------
representations of the Borrower set forth in the Loan Documents (including those contained in the Credit Agreement, as amended by this Agreement) are true and correct as of the Effective Date as if made on and as of such date. Finally, the Borrower agrees that, as of the Effective Date, it has no defenses against its obligations to pay any amounts under the Credit Agreement and the Loan Documents.

     3. Description of Change in Terms.
        ------------------------------

     As of the Effective Date, the Credit Agreement is modified in the following respects:

        a. The definitions of "Convertible Revolving Credit Availability Expiration Date," "Convertible Revolving Credit Commitment," "Convertible Revolving Credit Loan," "Convertible Revolving Credit Maturity Date" and "Convertible Revolving Credit Note" and all references to such terms in the Credit Agreement and the other Loan Documents are hereby deleted in their entirety.

        b. The definition of "Interest Period" is hereby amended by deleting the phrase "ninety (90), one hundred twenty (120) or three hundred sixty (360) days" and replacing it with the phrase "thirty (30), sixty (60), ninety (90), one hundred twenty (120) or one hundred eighty (180) days."

        c. The definition of "Revolving Credit Maturity Date" is hereby amended by deleting the date "June 30, 1999" and replacing it with the date "June 30, 2002."

        d. Section 1.1 is hereby amended by inserting the following definitions, in alphabetical order:

        "'Acquisition Loan' shall mean a Revolving Credit Loan utilized to
          ----------------
     finance a Permitted Financeable Acquisition.

         'Certificate of Permitted Acquisition' shall mean the notice,
          ------------------------------------
     substantially in the form of Exhibit D hereto, to be given by the Borrower
                                  ---------
     to the Bank to request an Acquisition Loan, in accordance with Section 3.

         'EBITDA' shall mean, as of the applicable period, earnings before
          ------
     interest, taxes, depreciation and amortization, calculated in accordance with GAAP.

         'Permitted Financeable Acquisition' shall mean an acquisition which:
          ---------------------------------

             (a) is a Permitted Acquisition; and

             (b) satisfies each of the following requirements:

                 (i) The total consideration paid must represent a comparable multiple to other recent industry transactions, as demonstrated by the Borrower's furnishing evidence satisfactory to the Bank.

                 (ii) The target company must have positive pro forma adjusted
             EBITDA for at least the previous twelve months of operations as demonstrated by the Borrower's furnishing evidence satisfactory to the Bank.

                 (iii) After giving effect to each such acquisition, the Borrower's Leverage Ratio shall not exceed (a) for any acquisition occurring on or prior to March 31, 2000, 1.25 to 1.00, and (b) for any acquisition occurring on or after April 1, 2000, 1.00 to 1.00, in each case as demonstrated by the Borrower's furnishing pro forma financial statements satisfactory to the Bank."

        e. Section 2.1 is hereby amended by deleting the phrase "Five Million Dollars ($5,000,000)" from the seventh line and replacing it with the phrase "Ten Million Dollars ($10,000,000)."

        f. Sections 2.2 and 2.6(b) are hereby deleted in their entirety and each replaced with the word "Reserved."

        g. Section 2.5 is hereby recaptioned "Maturity and Repayment" and the second sentence of such Section 2.5 is hereby restated in its entirety as follows:

     "All Acquisition Loans made in any fiscal quarter shall be aggregated and the principal amount of such aggregated Acquisition Loans will be repayable in equal installments based upon a sixty (60) month amortization schedule with the first installment to be made on the first day of the next succeeding fiscal quarter, provided, however, nothing in this sentence shall diminish the Borrower's obligation under the first sentence of this
     Section 2.5 or under Section 4.6."

        h. Section 3(a) is hereby amended by adding the following new sentences at the end of such section:

     "If the Borrower wishes to use a Revolving Credit Loan as an Acquisition Loan (that is, to finance a Permitted Financeable Acquisition), the Borrower shall so state the principal amount to be so utilized in its telephonic notice, and shall give the Bank, in addition to the written Notice of Borrowing or Conversion required by this Section 3.1(a), a written Certificate of Permitted Acquisition. Such Certificate shall (i) specify the effective date and amount of the Acquisition Loan and (ii) describe the Permitted Financeable Acquisition which is to be financed."

        i. Section 4.1(b) is hereby deleted in its entirety and replaced with the following:

        "(b) Notwithstanding the foregoing,

             (i) if an Event of Default pursuant to Section 10.1(a) hereof shall occur, or

             (ii) if an Event of Default pursuant to any provision of Section
        10.1 hereof (other than Section 10.1(a)) shall occur, beginning thirty
        (30) days after notice from the Bank,
        then the unpaid balance of Loans shall bear interest at a rate per annum equal to the Post-Default Rate until such Event of Default is cured or waived, and any other amount payable hereunder which is not paid in full when due shall bear interest, at a rate per annum equal to the Post-Default Rate, until the sooner to occur of (x) the date upon which all Obligations to the Bank have been paid in full and the Commitments have been terminated, or (y) the date upon which such Event of Default is cured or waived."

        j. Section 4.3 is hereby amended by deleting the phrase "$500,000 or a larger multiple of $100,000" appearing in the fourth line of such section and substituting in place thereof the following: "$100,000 or a larger multiple of $100,000."

        k. Section 7.1 is hereby amended by restating the first sentence thereof in its entirety as follows:

        "The proceeds of the Revolving Credit Loans shall be used solely for working capital purposes and to finance Permitted Financeable Acquisitions, provided, however, the Bank will not make advances for Permitted Financeable Acquisitions in an aggregate principal amount in excess of $5,000,000, unless the Bank in it sole discretion so agrees in writing."

        l. Section 8.2 is hereby amended by deleting the last paragraph thereof.

        m. Section 9.3 is hereby deleted in its entirety and replaced with the following:

        "Leverage Ratio.  The Borrower will not permit its Leverage Ratio to be
         --------------
     less than (i) 1.25 to 1.00 as of the end of any fiscal quarter, commencing with the quarter ending June 30, 1999, through the quarter ending March 31, 2000 and (ii) 1.00 to 1.00 as of the end of any fiscal quarter, commencing with the quarter ending June 30, 2000 and for each quarter ending thereafter."

        n. The Revolving Credit Note attached as Exhibit A-1 to the Credit Agreement is hereby restated in its entirety in the form of Exhibit A hereto.

        o. The Compliance Certificate attached as Exhibit C to the Credit Agreement is hereby restated in its entirety in the form of Exhibit C hereto.

        p. The Certificate of Permitted Financeable Acquisition attached hereto as Exhibit D is hereby inserted as Exhibit D to the Credit Agreement.

     4. Restatement of Revolving Credit Note; Cancellation of Convertible Note.
        ----------------------------------------------------------------------

     As of the Effective Date, (a) the Revolving Credit Note shall be amended and restated in its entirety by the Amended Note and all references in the Credit Agreement and the other Loan Documents shall mean and be a reference to the Amended Note; and (b) the Convertible Note shall be cancelled and returned to the Borrower so marked.

     5. Consistent Changes.
        ------------------

        As of the Effective Date, the Loan Documents shall be amended wherever necessary to reflect the changes described above.

     6. Continuing Validity.
        -------------------

        Upon the effectiveness hereof, each reference in each Loan Document to the "Revolving Credit Agreement," the "Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.
Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as provided in the foregoing sentence and paragraph 4 above, each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. The amendments set forth above (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement or any Loan Document, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Credit Agreement, as modified hereby, or any Loan Document and shall not obligate the Bank to assent to any further modifications.

     7. Miscellaneous.
        -------------

        a. This Agreement may be signed in one or more counterparts each of which taken together shall constitute one and the same document.

        b. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

        c. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LOAN DOCUMENT MODIFICATION AGREEMENT.

        d. THE BORROWER AND THE BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION OF WHATEVER NATURE BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN.

EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     e. The Borrower agrees to promptly pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester LLP, special counsel for the Bank with respect thereto.

     IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be signed under seal by their respective duly authorized officers as of the date set forth above.

                                        Sincerely,

                                        LIFELINE SYSTEMS, INC.


                                        By  /s/ Dennis M. Hurley
                                            -----------------------------
                                            Name:  Dennis M. Hurley
                                            Title: Vice President Finance, CFO


                                    STATE STREET BANK AND TRUST COMPANY


                                        By  /s/ Scott Mitchell
                                           -------------------------------
                                           Name: Scott Mitchell
                                           Title:  Assistant Vice President

                                                                      Schedule A
                                                                      ----------

                Modifications to Representations and Warranties
                -----------------------------------------------

                                     None.

                                                                       Exhibit A
                                                                       ---------

                           AMENDED AND RESTATED NOTE

$10,000,000                                                        June 30, 1999
                                               (Originally dated April 22, 1998)

     For value received, the undersigned, LIFELINE SYSTEMS, INC., a Massachusetts corporation (the "Borrower"), promises to pay to STATE STREET BANK
                                --------
AND TRUST COMPANY, 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank"), or to its order, the lesser of Ten Million Dollars ($10,000,000) or the
 ----
outstanding principal amount of Revolving Credit Loans (as defined in the Credit Agreement referred to below) advanced by the Bank to the Borrower pursuant to the Credit Agreement, on the Revolving Credit Maturity Date (as defined in the Credit Agreement), together with interest on the principal amount hereof from time to time outstanding at the rates and at the times provided in the Credit Agreement.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated April 22, 1998 (the "Original Note") by the Borrower to the Bank. This promissory note is referred
 -------------
to in the credit agreement dated as of April 22, 1998, as amended by a loan document modification agreement dated as of June 30, 1999, by the Bank and accepted by the Borrower together with all related schedules, as the same may be amended, modified or supplemented from time to time (the "Credit Agreement"),
                                                          ----------------
and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     Each reference in each Loan Document (as defined in the Credit Agreement) to "the Note," "thereof," "therein," "thereunder" or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the
                                    ----- -----
information so endorsed.

     The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL

PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                                       LIFELINE SYSTEMS, INC.


                                       By:  /s/ Dennis M. Hurley
                                          -----------------------------------
                                         Name:  Dennis M. Hurley
                                         Title:  Vice President Finance, CFO

                                                                       Exhibit C
                                                                       ---------

                             COMPLIANCE CERTIFICATE

TO:  State Street Bank and Trust Company
     225 Franklin Street
     Boston, Massachusetts 02110

     The undersigned Responsible Officer of Lifeline Systems, Inc., a Massachusetts corporation (the "Borrower") hereby certifies with respect to the
                                --------
Credit Agreement, dated as of April 22, 1998, between State Street Bank and Trust Company (the "Bank") and the Borrower, as amended through the date hereof
                    ----
(the "Credit Agreement"), that (a) the Borrower has been in complete compliance
      ----------------
for the period from __/__/____ to __/__/____ (the "Applicable Initial Financial
                                                   ----------------------------
Statements Date") with the covenants of the Borrower contained therein, as
---------------
demonstrated below, and (b) no Default or Event of Default has occurred and is continuing as of the date hereof, except, in either case, as noted below. All capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Credit Agreement.

                                                                                        Actual as of
Covenant                                      Required                               ________ ___, ____
--------                                      --------
Financial Statements                          Quarterly within 46 days
                                              FYE within 91 days

All documents filed with the SEC              Within 5 days after filing

Net Income (quarterly)                        $  1,000,000                               $___________________

Current Ratio (quarterly)                     1.50 : 1.00                                _________ : ________

Leverage Ratio                                Quarter ending:               Ratio:       _________ : ________
                                              6/30/99 thru 3/31/2000        1.25 : 1.00  ($__________________ to
                                              6/30/2000 and thereafter      1.00 : 1.00  $___________________  )

Comments Regarding Exceptions:

     Attached hereto are financial statements as of and for the fiscal [quarter] [year] ended on the applicable initial financial statements date, which have been certified by the [undersigned] [Accountants] as required by the Credit Agreement.


     [_] The Leverage Ratio has changed so as to warrant an adjustment in the Applicable Margin from ___% to ___%. (check if applicable)

Submitted by:

_________________________                        Date: _______________________
Name:
Title:

                                                                       Exhibit D
                                                                       ---------


                                                FORM OF CERTIFICATE OF PERMITTED
FINANCEABLE ACQUISITION

                                                   ______________, ____

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attention:  Scott C. Mitchell

     Re:  Revolving Credit Agreement between Lifeline
          Systems, Inc. and State Street Bank and Trust Company
          -----------------------------------------------------

Ladies and Gentlemen:

     The undersigned requests, pursuant to Section 3(a) of the Revolving Credit Agreement dated as of April 22, 1998 between Lifeline Systems, Inc. (the "Borrower") and State Street Bank and Trust Company (the "Bank"), as amended (the "Credit Agreement"), that the Bank make an Acquisition Loan to the Borrower in the aggregate amount of $_____________ on ______________, ____ and hereby represents and warrants that the requested Acquisition Loan will be used for the Permitted Financeable Acquisition described in Schedule 1 hereto (including, but
                                               ----------
not limited to, the name and location of company to be acquired).

     The Borrower hereby certifies that the Permitted Financeable Acquisition satisfies the following: (a) if the acquisition involves a merger or consolidation, the Borrower is the surviving party; (b) at the time of the acquisition, no Default or Event of Default has occurred and is continuing; (c) as a result of the acquisition, no Default or Event of Default or violation of any covenant under the Credit Agreement will arise or is reasonably anticipated to arise, which the Borrower will confirm by providing to the Bank pro forma financial statements giving effect to the acquisition at least ten (10) days before the closing of the acquisition; (d) the target of the acquisition is engaged in a line of business similar to the current businesses of the Borrower and its Subsidiaries; (e) the total consideration to be paid represents a comparable multiple to other recent industry transactions, and such determination has been confirmed by the Bank; (f) the target company has positive pro forma adjusted EBITDA for at least the previous twelve months of operations, as demonstrated by evidence satisfactory to the Bank; and (g) after giving effect to the acquisition, the Borrower's Leverage Ratio does not exceed
(i) for any acquisition occurring on or prior to March 31, 2000, 1.25 to 1.00, and (ii) for any acquisition occurring on or after April 1, 2000, 1.00 to 1.00, in each case as demonstrated by evidence satisfactory to the Bank. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Agreement.

                                    LIFELINE SYSTEMS, INC.


                                    By: _______________________________
                                        Name:
                                        Title: